UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 27, 2009
3COM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12867 (Commission File Number) `	94-2605794 (IRS Employer Identification No.)
350 Campus Drive
Marlborough, Massachusetts
01752
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (508) 323-1000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05
On January 27-29, 2009, 3Com changed senior management personnel and undertook certain related actions with respect to its TippingPoint organization. TippingPoint is engaged in the development, marketing and sale of network security solutions, including network intrusion prevention systems, network access control and Digital Vaccine services. Material actions included appointing new senior management and streamlining certain other management positions. We expect these initial actions to be complete by the end of our current fiscal quarter. We also expect new senior management and 3Com Corporate personnel to evaluate whether further changes are required to meet business objectives. 3Com’s more recent success in winning larger enterprise accounts in its core networking business and growth in its security business have highlighted the increased opportunities for 3Com to better leverage TippingPoint security solutions as a differentiator in 3Com’s networking equipment sales efforts. Accordingly, 3Com management has designed these actions to achieve operational synergies and improved sales force coordination between TippingPoint and other parts of 3Com, to better leverage the TippingPoint business globally and to increase TippingPoint sales and profitability.
We are unable in good faith to make a determination of the estimates of the total charges expected to be incurred in connection with these actions and we intend to file an amended report within four business days after we make a determination of such estimates. 3Com currently estimates that the total charges for severance and related employee costs for senior management personnel that are part of the initial actions described above will be in the range of $2 million to $2.3 million. 3Com expects to incur these costs primarily in its third quarter of fiscal 2009 and expects substantially all of these costs to be cash outlays.
Safe Harbor
This Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements concerning TippingPoint and its management and estimates of charges. These statements are neither promises nor guarantees, but involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including, without limitation, risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended November 28, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3COM CORPORATION
Date: January 30, 2009	By:	/s/ Neal D. Goldman
Neal D. Goldman
Executive Vice President, Chief Administrative and Legal Officer